UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

MAXIMA GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-193500

Nevada	33-1227348
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

10963 South River Front Parkway, South Jordan, UT 84095

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (888) 510-5504

2360 Corporate Circle, Suite 400, Henderson, NV 89074

(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

On May 15, 2015, Smash Solutions LLC, a Delaware limited liability company, completed the purchase of 200,000,000 shares of restricted common stock of Maxima Group, Inc. (the “Company”) in a private transaction from Germans Salihovs, who had been serving as the Company’s sole director and executive officer. The 200,000,000 shares purchased by Smash Solutions LLC, which reflects the 40 for 1 forward split of the Company’s stock effected on March 23, 2015, represents approximately 81% of the Company’s outstanding common stock, and therefore represents a change in control of the Company’s ownership.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of May 15, 2015, Germans Salihovs resigned as the sole director of the Company. Also effective as of May 15, 2015, Germans Salihovs resigned from all of his offer positions in the Company, including President, Chief Executive Officer, Chief Financial Officer and Secretary.

Effective as of Mr. Salihovs’ resignation on May 15, 2015, Jerry J. Ulrich was appointed as the Company’s sole director, and as its President, Chief Executive Officer, Chief Financial Officer and Secretary, and Mr. Ulrich accepted such appointments.

Jerry Ulrich, 36, founder and CEO of SMASH Solutions. A true leader with a rare gift for realizing the potential in others and using technology to enhance relationships. His visionary spirit is matched only by his belief that success should be simple for everybody, which is the relentless force behind the pursuit of SMASH. A three year process, Jerry spearheaded the integration of the tools, skills and technology he believed was necessary to achieve professional and personal success and streamlined them into one simple, yet groundbreaking solution. Jerry draws on the skills and experience of over 14 years as a business consultant, speaker, entrepreneur, loving father and as a top level executive to lead SMASH Solutions into a world leading organization. Working with startups to fortune 500 companies, combined with his educational pursuit of excellence will continue to be the foundation he operates from. A dedicated activist in his community, a strong believer in personal development, a humble servant of those around him and man dedicated to integrity, family, values, faith and humility. Jerry Ulrich unified with the incredibly talented team will build an amazing future for Smash Solutions.

Mr. Ulrich does not have, nor has he had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2015

MAXIMA GROUP, INC.

By:	/s/ Jerry J. Ulrich
Jerry J. Ulrich Chief Executive Officer, Chief Financial Officer, Secretary